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                              OAK TECHNOLOGY, INC.

                        1994 EMPLOYEE STOCK PURCHASE PLAN

                            "PARTICIPATION ELECTION"


         / /      Original Application - Enrollment Date______________________

         / /      Change in Payroll Deduction Rate

         / /      Change in Beneficiary(ies)

         / /      Withdrawal and Refund of Current Contributions



1. ___________________________________________________ hereby elects to participate in the Oak Technology, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Participation Election and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ________% of my Compensation on each payday (1-10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. Pursuant to all provisions of the Plan, my authorization for payroll deductions will remain in effect unless I withdraw from the Plan or change my deduction rate.

5. I have received a copy of the "Oak Technology, Inc. 1994 Employee Stock Purchase Plan" (available on the Company's intranet website and from the Stock Administrator). I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

6. I have received a copy of the "Oak Technology, Inc. 1994 Employee Stock Purchase Plan" Prospectus (available on the Company's intranet website and from the Stock Administrator).

7. Shares purchased for me under the Employee Stock Purchase Plan will be delivered to an account established in my name at OptionsLink/Etrade.

8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares. I hereby agree to notify the Company in writing of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount


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necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

9. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

10. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)
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                       (First)              (Middle)                    (Last)

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                       Relationship

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                       (Address)

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               Participant Signature:
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                        Printed Name:
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                                Date:
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              Social Security Number:
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